Exhibit 5.1

March 15, 2006

Central European Media Enterprises Ltd. Clarendon House 2 Church Street Hamilton HM 11 Bermuda	DIRECT LINE: E-MAIL: OUR REF: YOUR REF:	441-299-4915 nicolas.trollope@conyersdillandpearman.com NGT/129479/corpdocs/170167

Dear Sirs

Central European Media Enterprises Ltd. (the "Company")

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on form S-3 filed with the U.S. Securities and Exchange Commission (the "Commission") on March 15, 2006 (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 2,200,000 Class A common shares, par value US$0.08 each, of the Company, together with an additional 330,000 Class A common shares, par value US$0.08 each, of the Company subject to an over-allotment option granted to the underwriters by the Company (collectively, the "Common Shares").

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Assistant Secretary of the Company on March 15, 2006, a copy of unanimous written resolutions of the board of directors of the Company dated March 15, 2006 certified by the Secretary of the Company on March 15, 2006 (the "Resolutions"), a certificate of compliance issued by the Registrar of Companies in Bermuda and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (c) the accuracy and completeness of all factual representations made in the Registration Statement and the other documents reviewed by us; (d) that the Resolutions remain in full force and effect and have not been rescinded, amended or supplemented; (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein; (f) that upon the issue of any shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof; and (g) that the Pricing Committee (as defined in the Resolutions) will have approved the offer, allotment, issuance, sale and delivery of the Common Shares pursuant to and as contemplated by the Registration Statement and will have determined that the price of each of the Common Shares to be in excess of the par value of such share.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Common Shares by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

  1.    The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

  2.    When issued and paid for as contemplated by the Registration Statement, the Common Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

CONYERS DILL & PEARMAN